Exhibit 10.69

THE CHALONE WINE GROUP, LTD.

SECOND AMENDMENT

Dated as of May 11,2004

To

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
Dated as of April 19, 2002

Re: $5,000,000 Adjustable Rate Senior Secured Guaranteed Notes, Series A,
Due September 15, 2010
$10,000,000 Adjustable Rate Senior Secured Guaranteed Notes, Series B,
Due September 15, 2010
$15,000,000 Adjustable Rate Senior Secured Guaranteed Notes, Series C,
Due September 15, 2010

SECOND AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This Second Amendment dated as of May 11, 2004 (the or this “Second Amendment”) to the Amended and Restated Note Purchase Agreement dated as of April 19, 2002 is among The Chalone Wine Group, Ltd., a California corporation (the “Company”), the Subsidiary Guarantors (as defined below) and Farm Credit Services of America, PCA and Farm Credit Services of Minnesota Valley, PCA, DBA PCS Commercial Finance Group (collectively, the “Noteholders”).

RECITALS:

          A. The Company and the Noteholders have heretofore entered into that certain Amended and Restated Note Purchase Agreement dated as of April 19, 2002, as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement dated July 11, 2002 (as so amended and otherwise amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”). The Company has heretofore issued its $5,000,000 Adjustable Rate Senior Secured Notes, Series A, Due September 15, 2010 bearing PPN 157639 B*5 (the “Series A Notes”), dated April 19, 2002, its $10,000,000 Adjustable Rate Senior Secured Notes, Series B, Due September 15, 2010 bearing PPN 157639 C* 4 (the “Series B Notes”), dated July 1, 2003 and its $15,000,000 Adjustable Rate Senior Secured Notes, Series C, Due September 15, 2010 bearing PPN 157639 B# 1, dated April 19, 2002 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the “Notes”) pursuant to the Note Agreement. The Noteholders are the holders of 100% of the principal amount of the Notes presently outstanding.

          B. Edna Valley Vineyard, a California general partnership (“Edna Valley”), SHW Equity Co., a Washington corporation (“SHW”), Canoe Ridge Vineyard, LLC, a Washington limited liability company (“Canoe Ridge”), Canoe Ridge Winery, Inc., a Washington corporation (“CRW”), and Staton Hills Winery Company Limited, a Washington corporation (“Staton”; Edna Valley, SHW, Canoe Ridge, CRW and Staton are hereinafter collectively referred to as the “Subsidiary Guarantors”), have heretofore entered into those certain Amended and Restated Subsidiary Guarantee Agreements, each dated as of April 19, 2002 (collectively, the “Subsidiary Guarantee Agreements”) under and pursuant to which each of the Subsidiary Guarantors guaranteed the payment of the Notes and the performance by the Company of its obligations under the Note Agreement,

          C. The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth. The Subsidiary Guarantors now desire to affirm their respective obligations under the Subsidiary Guarantee Agreements.

          D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

          NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in §6 hereof, the Company, the Subsidiary Guarantors and the Noteholders, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

     SECTION 1 Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Note Agreement shall have the meaning assigned to such term in the Note Agreement. Each reference to “hereof”,“hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Note Agreement shall from and after the date hereof refer to the Note Agreement as amended hereby.

     SECTION 2 Amendments.

     (a) Schedule B to the Note Agreement shall be and is hereby amended by deleting the definition of “Specified Loan to Value Event” and replacing the following definition therefor:

     “ ‘Specified Loan to Value Event’ means, in connection with a sale, transfer or other disposition of any Term Debt Priority Collateral, any circumstance where the outstanding principal amount of the Term Debt on the date of determination thereof equals or exceeds 65% of the fair market value (as determined by an appraisal reasonably acceptable to the Required Holders performed within three (3) years of the date of determination thereof) of the Term Debt Priority Collateral which is to remain subject to the Collateral Documents after giving effect to such sale, transfer or other disposition,”

     (b) Schedule B to the Note Agreement shall be and is hereby amended by adding a quotation mark in front of the definition of “Subsidiary” therein.

     (c) Section 10.4(a) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

     “(a) Leverage Ratio.

               The Company shall maintain a ratio of (a) Consolidated Indebtedness plus six times Consolidated Rent Expense (measured on a rolling 4-quarter basis) to (b) Consolidated EBITDA plus one times Consolidated Rent Expense (in each case, measured on a rolling 4-quarter basis) (such ratio, the “Leverage Ratio”) as of the last day of each fiscal quarter of not more than (i) 5.50 to 1.00 for the second, third and fourth fiscal quarters of 2004, the first second, third and fourth fiscal quarters of 2005, and the first fiscal quarter of 2006, (ii) 5.00 to 1.00 for the second and third fiscal quarters of 2006, (iii) 4.50 to 1.00 for the fourth fiscal quarter of 2006 and the first fiscal quarter of 2007, and (iv) 3.50 to 1.00 for the second fiscal quarter of 2007 and each fiscal quarter ending thereafter.”

     (d) Section 10.4(c) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

     “(c) Interest Coverage Ratio.

               The Company shall maintain a ratio of Consolidated EBIT to Consolidated Interest Expense, for each period of four consecutive fiscal quarters then ended, of not less than (i) 1.05 to 1.00 as of the last day of the second and third fiscal quarters of 2004, (ii) 1.25 to 1.00 as of the last day of the fourth fiscal quarter of 2004, the first, second, third and fourth fiscal quarters of 2005 and the first and second fiscal quarters of 2006, (iii) 1.50 to 1.00 as of the last day of the third and fourth fiscal quarters of 2006, (iv) 2.00 to 1.00 as of the last day of the first fiscal quarter of 2007, and (v) 3.50 to 1.00 as of the last day of the second fiscal quarter of 2007 and each fiscal quarter ending thereafter.”

     (e) Section 10.4(d) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

     “(d) Fixed Charge Coverage Ratio.

               The Company shall maintain a ratio of (i) Consolidated EBITDA to (ii) the sum of Consolidated Interest Expense plus regularly scheduled principal payments on Indebtedness (including such payments attributable to Capital Leases) plus cash income taxes plus cash dividends, of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, for each period of four consecutive fiscal quarters then ended of not less than (1) 1.10 to 1.00 as of the last day of the second fiscal quarter of 2004 through the last day of the first fiscal quarter of 2007 and (2) 1.25 to 1.00 as of the last day of the second fiscal quarter of 2007 and each fiscal quarter ending thereafter.”

     (f) Subsection 10.4(e)(ii) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

“(ii) The Company shall not, and shall not permit any of its Subsidiaries to, make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital assets (excluding those assets set out in clause (i) above), where such expenditure exceeds, in the aggregate for the Company and its Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year
Ending	Amount
2004	$5,000,000
2005	$4,500,000
2006	$6,000,000
2007	$3,000,000

2008	$2,500,000
2009	$2,500,000
2010	$2,500,000	”

     (g) Section 9 of the Note Agreement shall be and is hereby amended by adding a new subsection 9.10 thereto as follows:

“Section 9.10 Provenance Property. The Company shall, and shall cause its Subsidiaries to, on or prior to June 30, 2004, deliver the following items with respect to that certain parcel of real property owned by the Company described on Exhibit A to the Provenance Deed of Trust (the “Provenance Property”) and with respect to the remaining parcels of real property currently subject to Deeds of Trusts in favor of the Collateral Agent (the “Existing Mortgaged Properties”): (a) a loan title insurance policy issued by a title insurance company reasonably satisfactory to the Noteholders (or, in the alternative, a commitment to issue a loan title insurance policy issued by a title insurance company reasonably satisfactory to the Noteholders and marked and initialed by an authorized agent of such title insurance company to show all changes to be made in connection with the actual issuance of such title insurance policy) for the Provenance Property which shall be satisfactory in scope, amount and form to the Noteholders; (b) a “date-down” endorsement to the loan title policies for the Existing Mortgaged Properties, together with amended “tie-in” endorsements to include the Provenance Property therein, which shall be satisfactory to the Noteholders in scope and form; (c) a survey for the Provenance Property to the Noteholders which shall be satisfactory to the Noteholders in scope and form; (d) deliver an original policy of insurance (or certificate as to the existence of such policy or any blanket insurance policy) with respect to the Provenance Property; and (e) a Phase I Environmental Site Assessment in general accordance with ASTM Standard El 527-00 prepared by a company acceptable to the Noteholders, together with a letter from such company addressed to the Noteholders permitting the Noteholders to rely on such Phase I Environmental Site Assessment and, in the case of each of the foregoing, otherwise in form and substance reasonably satisfactory to the Noteholders. Simultaneously with the satisfaction of the foregoing conditions, the Company shall make payment in full of all title insurance charges and premiums and all fees, charges and taxes in connection with the recordation or filing and of the Deed of Trust with respect to the Provenance Property and any other agreement or instrument, financing statement or any publication of notice required to be filed or recorded to protect the validity of the liens securing the obligations of the Notes.”

     SECTION 3 Representations and Warranties of the Company and Subsidiary Guarantors. To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), each of the Company and the Subsidiary Guarantors represent and warrant to the Noteholders that:

     (a) since December 31, 2003, there has been no change in the condition, financial or otherwise, of the Company and its Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has had, or reasonably could be expected to have, a Material Adverse Effect;

     (b) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company and Subsidiary Guarantors enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law);

     (c) the Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law);

     (d) the execution, delivery and performance by the Company and Subsidiary Guarantors of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Credit Agreement, or (B) result in a breach or constitute (along or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this §3(d);

     (e) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

     (f) except as otherwise set forth in the Schedules to the Note Agreement or on Schedule I hereto, all the representations and warranties contained in Section 5 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company and Subsidiary Guarantors on and as of the date hereof.

     SECTION 4 Affirmation of Subsidiary Guarantee Agreements. Each of the Subsidiary Guarantors hereby affirm each of their obligations under their respective Subsidiary Guarantee Agreements after giving effect to this Second Amendment.

     SECTION 5 Conditions to Effectiveness of this Amendment. This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

     (a) executed counterparts of this Second Amendment, duly executed by the Company, the Subsidiary Guarantors and the Required Holders, shall have been delivered to the Noteholders;

     (b) executed counterparts of an amendment to the Intercreditor Agreement, duly executed by the Company and the thereto shall have been delivered to the Noteholders;

     (c) executed counterparts of the Deed of Trust with respect to the Provenance Property, duly executed by the Company shall have been delivered to the Noteholders;

     (d) the Noteholders shall have received evidence satisfactory to them that the Credit Agreement has been amended and restated which amendment and restatement shall be in form and substance satisfactory to the Noteholders;

     (e) the Company shall have caused to be delivered to the Noteholders an appraisal for the Provenance Property and such appraisal shall be satisfactory to the Noteholders in scope and form;

     (f) the Deed of Trust with respect to the Provenance Property (the “Provenance Deed of Trust”) and the financing statements relating thereto, shall be duly filed or recorded, as applicable, in such manner and in such places as is required to establish, preserve and protect the liens and security interests of the Deed of Trust as a valid first mortgage lien and a security interest of record on the Provenance Property (including, without limitation, all Trade Property (as defined in the Provenance Deed of Trust) located thereon);

     (g) the loan title insurance policy shall have been issued to the Noteholders with respect to the Provenance Property in scope and form satisfactory to the Noteholders and the “date-down” endorsements and amended “tie-in” endorsements to the title insurance policies in place for the remaining parcels of real property currently subject to Deeds of Trust in favor of the Collateral Agent shall have been issued and delivered to the Noteholders in scope and form satisfactory to the Noteholders;

     (h) the representations and warranties of the Company and the Subsidiary Guarantors set forth in Section3 hereof are true and correct on and with respect to the date hereof;

     (i) each Noteholder shall have received opinions in form and substance satisfactory to such Noteholder from (A) special counsel for the Company covering such matters incident to the transactions contemplated hereby as such Noteholder may reasonably request and (B) special counsel for the Company covering such matters incident to the transactions contemplated hereby as such Noteholder may reasonably request;

     (j) the Company shall have paid the reasonable fees and expenses of McDermott, Will & Emery, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment; and

     (k) the Company shall have paid the amendment fee in the amount of $45,000 pro rata to the Noteholders.

     SECTION 6 Miscellaneous.

     (a) This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreement, as amended on the date hereof, are hereby ratified and shall be and remain in full force and effect.

     (b) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific references to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

     (c) The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     (d) This Second Amendment shall be governed by and construed in accordance with New York law.

     (e) The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE CHALONE WINE GROUP, LTD.

By: /s/ Thomas Selfridge Title:

EDNA VALLEY VINEYARD

By: The Chalone Wine Group, Ltd.,
Managing General Partner

By: /s/ Thomas Selfridge Title:

SHW EQUITY CO.

By: /s/ Thomas Selfridge Title:

CANOE RIDGE VINEYARD LLC

By: /s/ Thomas Selfridge Title:

CANOE RIDGE WINERY, INC.

By: /s/ Thomas Selfridge Title:

STATON HILLS WINERY COMPANY LIMITED

By: /s/ Thomas Selfridge Title:

Accepted and Agreed:	FARM CREDIT SERVICES OF AMERICA, PCA

By: /s/ Bruce P. Rouse Title: Bruce P. Rouse VP

Accepted and Agreed:	FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA, DBA PCS COMMERCIAL FINANCE GROUP

	By:	/s/ James M. Grafing

Name: James M. Grafing
Title: SVP - SYNDICATED FINANCE